Exhibit 99.1
ABERCROMBIE & FITCH REPORTS DECEMBER NET SALES INCREASE 41%;
COMPARABLE STORE SALES INCREASE 29%;
COMPANY INCREASES FULL YEAR NET INCOME PER SHARE GUIDANCE
New Albany, Ohio, January 5, 2006: Abercrombie & Fitch Co. (NYSE: ANF) today reported net sales of $525.9 million for the five-week period ended December 31, 2005, a 41% increase over last year’s December net sales of $373.2 million. December comparable store sales increased 29% compared with the five-week period ended January 1, 2005.
Year-to-date, the Company reported a net sales increase of 37% to $2.600 billion from $1.895 billion last year. Comparable store sales increased 25% for the year-to-date period.
December 2005 Highlights
•	Total Company net sales increased 41%
•	Total Company comparable store sales increased 29%
•	Abercrombie & Fitch comparable store sales increased 19%
•	abercrombie comparable store sales increased 59%
•	Hollister Co. comparable store sales increased 36%
Earnings Guidance: Based on its year-to-date results, the Company now expects net income per share on a fully-diluted basis for fiscal 2005, including the previously reported non-recurring third quarter charge, to be in the range of $3.58 to $3.63. Excluding the previously reported non-recurring third quarter charge, the Company now expects net income per share on a fully-diluted basis for fiscal 2005 to be in the range of $3.67 to $3.72.
SEC Update: The Company recently was informed that the Securities and Exchange Commission (“SEC”) has issued a formal order of investigation concerning trading in shares of the Company’s Class A Common Stock, the same subject matter as the SEC’s informal inquiry that the Company previously disclosed. The SEC has requested additional information from the Company and certain of its current and former officers and directors. The Company and its personnel are cooperating fully with the SEC.

The Company operated 358 Abercrombie & Fitch stores, 165 abercrombie stores, 309 Hollister Co. stores and 8 RUEHL stores at the end of fiscal December. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
To hear Abercrombie & Fitch’s pre-recorded December sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.

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For further information, call:	Thomas D. Lennox Vice President, Corporate Communications (614) 283-6751
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1. BUSINESS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2005 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.